 CUSIP No. 127549103                  13-G                   Page 7  of  9 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                DECEMBER 10, 1999
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               MORGAN  STANLEY DEAN WITTER & CO. and MORGAN  STANLEY DEAN WITTER

               INVESTMENT   MANAGEMENT   LIMITED   hereby  agree  that,   unless

               differentiated,  this  Schedule 13G is filed on behalf of each of the parties.



            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Robert G. Koppenol
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            Robert G. Koppenol/ Principal Morgan Stanley & Co. Incorporated

            MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT LIMITED

            BY: /s/ Donald P. Ryan
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            Donald P. Ryan / Principal Morgan Stanley Dean Witter Investment
                             Management Inc.

* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).